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                                    BYLAWS

                                      OF
                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION



                                  ARTICLE ONE
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                              SHARE CERTIFICATES

        1.1 Each shareholder shall be entitled to a certificate certifying the number of shares of the corporation owned by him. Share certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and the seal of the corporation shall be affixed thereto. A record of each share certificate shall be kept in the books of the corporation, and on such record shall be entered the name of the person owning the shares represented by that certificate, the number of shares represented by that certificate, and the date of issue. In addition, the corporation shall maintain at its principal place of business or registered office a record of the names and addresses of its shareholders and the total number of shares held by each.

        1.2 Transfers of shares of the corporation shall be made only upon the books of the corporation, which transfer shall be made only at the direction of the shareholder designated on the certificate or at the direction of his attorney, lawfully

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constituted in writing, and upon surrender of the properly endorsed certificate or certificates for such shares. Each share certificate exchanged or returned to the corporation shall be canceled by the Secretary or by an Assistant Secretary and shall be placed with its stub in the books of the corporation.

        1.3 The Board of Directors shall fix a record date as of which the corporation shall determine the shareholders who are entitled to notice of or to vote at any meeting of stockholders, to consent to corporation action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any other lawful right of stockholders.

        1.4 In the event that a share certificate is lost, stolen or destroyed, another certificate may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

        1.5 The issue, transfer, conversion, and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.



                                  ARTICLE TWO
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                            SHAREHOLDERS' MEETINGS

        2.1 The annual meeting of shareholders of the corporation shall be held during the first four (4) months after the end of each fiscal year of the corporation at such time and place, within or without the State of Georgia, as the Board of Directors may from time to time determine.

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        2.2 Special meetings of the shareholders may be called at anytime by the
Board of Directors, the President, or any holder or holders of twenty-five percent (25%) or more of the outstanding shares of the corporation. Special meetings of the shareholders shall be held at such time and place, within or without the State of Georgia, as may be designated by the person or persons calling the meeting.

        2.3 The Secretary or an Assistant Secretary shall deliver, either personally or by first class mail, a written notice of the place, day, and time of all meetings of shareholders, not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with first class postage thereon prepaid. The notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders need not be given to any shareholder who signs a waiver of notice, either before or after the meeting. No such waiver of notice of a shareholder's meeting with respect to a plan of

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merger or a plan of consolidation shall be effective unless the provisions of
Paragraph (1) of subsection (d) of Section 14-2-113 of the Official Code of Georgia Annotated are followed. Attendance of a shareholder at a meeting, either in person or by proxy, shall constitute waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which the meeting has been called or convened unless a shareholder states at the beginning of the meeting any such objection or objections to the transaction of business at the meeting.

        2.4 At all meetings of the shareholders, each holder of shares of the corporation shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his name on the books of the corporation as of the record date determined under Section 1.3 of these bylaws.

        2.5 At all meetings of shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Except as otherwise required by law or by Article Seven of these bylaws, all resolutions adopted and all business transacted shall require the favorable vote of a majority of the shares represented at the meeting and entitled to vote. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

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                                 ARTICLE THREE
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                              BOARD OF DIRECTORS

        3.1 Subject to these bylaws and any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that the corporation may exercise.

        3.2 The Board of Directors shall consist of at least three(3), but not more than ten (10) members, the precise number to be fixed by resolution of the Directors from time to time. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified with one class of directors being elected by ballot annually, except that at the first election of directors following the effectiveness of this
Section 3.2: one class shall be elected for terms of one year and until their successors are elected and qualified; another class shall be elected for terms of two years and until their successors are elected and qualified; and the third class shall be elected for terms of three years and until their successors are elected and qualified. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise

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provided in these Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.


      3.3 Any vacancy occurring in the Board of Directors may be filled by a person selected by the affirmative vote of a majority of the remaining directors or, if the vacancy is not so filled or if only one (1) director remains, by the shareholders. A director selected to fill a vacancy shall serve for the unexpired term of such director's predecessor; provided, however, that when the number of directors is increased, the directorships to be filled by reason of such increase shall be filled by persons whose terms shall expire at the next election of directors by the shareholders.

      3.4 The directors shall meet annually, without notice, immediately following the annual meeting of the shareholders. The President or any director may call a special meeting of the directors at any time by giving each director forty-eight hours notice. Such notice may be given personally or by first class mail, telegram, or cablegram and shall be deemed given twenty-four hours after it is mailed or at the time the telegram or cablegram is sent, addressed to the director at his address as it appears on the share records of the corporation or,

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if he is not a shareholder, addressed to his business address. A director may waive notice of any such meeting by a written instrument, either before or after the meeting. Attendance of director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened unless a director states at the beginning of the meeting any such objection or objections to the transaction of business at that meeting. Any meeting of the Board of Directors may be held within or without the State of Georgia at any place the person or persons calling the meeting designates.



        3.5 Any action required to be taken at a meeting of the directors or any action that may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors, which consent shall be filed with the minutes of the proceedings of the directors.

        3.6 Any one or more directors may be removed from office, with or without cause, at any meeting of shareholders by the affirmative vote of the holder or holders of a majority of the shares of the corporation.

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                                 ARTICLE FOUR
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                                   OFFICERS

        4.1 The Board of Directors shall elect a President, a Secretary, and a Treasurer and may elect a Chairman of the Board and one or more Vice Presidents or assistant officers. Any person may hold two or more offices, except that no person may hold both the offices of President and Secretary.

        4.2 The President shall be the chief executive officer of the corporation and shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation. He shall execute bonds, mortgages, or other contracts under the seal of the corporation. The President shall have the authority to institute or defend legal proceedings when the directors are deadlocked.

        4.3 The Secretary shall keep minutes of all meetings of the shareholders and directors and shall have charge of the minute books, share books, and seal of the corporation and shall perform such other duties and exercise such other powers as the President or a majority of the Board of Directors may from time to time designate.

        4.4 The Treasurer shall be charged with the management of the financial affairs of the corporation. He shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the President or a majority of the Board of Directors may from time to time designate.

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        4.5 The Vice Presidents, if any, shall perform such duties as vice presidents usually perform and shall perform such other duties and shall exercise such other powers as the President or a majority of the Board of Directors may from time to time designate. In the absence of the President or in the event of his death or inability to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

        4.6 The Board of Directors or the President may appoint one or more Vice Presidents and such other officers, assistant officers, and agents as, in the judgment of the Board of Directors or the President, will be in the best interests of the corporation. Any Vice President so appointed shall perform the duties described in Section 4.5 of these bylaws. Any other officers or assistant officers so appointed shall perform such duties as elected officers or assistant officers having the same title usually perform and shall perform such other duties and shall exercise such other powers as the President or majority of the Board of Directors may from time to time designate.

        4.7 The Board of Directors may remove any officer, assistant officer, or agent elected or appointed by it whenever in the Board's judgment the best

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interests of the corporation will be served thereby. The President or the Board of Directors may remove any officer, assistant officer, or agent appointed by the President whenever in his or its judgment the best interests of the corporation will be served thereby.



                                 ARTICLE FIVE
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                                     SEAL

        The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event that use of the seal is at any time inconvenient, the signature of the corporation followed by the word "SEAL" enclosed in parenthesis or scroll shall be deemed the seal of the corporation. The seal of the corporation shall remain in the custody of the Secretary, and he shall affix it on the share certificates and such other papers as the law, these bylaws, or the Board of Directors may direct.



                                 ARTICLE SIX
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                 INDEMNIFICATION, INSURANCE, AND REIMBURSEMENT

        6.1 Each person who is or was a director, officer, employee, or agent of the corporation (including the heirs, executors, administrators, or estate of such person) or who is or was serving, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint

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venture, trust, or other enterprise shall by right be indemnified by the corporation, to the full extent permitted or authorized by the present and future laws of the State of Georgia, against any liability, cost, payment, or expense asserted against him or paid or incurred by him in his capacity as such a director, officer, employee, or agent, whether asserted, paid, or incurred during or after his service as such a director, officer, employer, or agent. The corporation may purchase and maintain, at its expense, insurance to protect itself and any such person against any such liability, cost, payment, or expense. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified or seeking indemnification may be entitled both as to action in their official capacities and as to action in another capacity while holding such offices, and the corporation may provide such additional rights to its directors, officers, employees, and agents.

        6.2 Any payments made to any director, officer, employees or shareholder of the corporation, including, without limitation, payments as salaries, commissions, bonuses, fees, interest, rents, or entertainment expenses, which payments, after having been deducted for income tax purposes by the corporation, shall have been disallowed in whole or in part as a deductible expense by the Internal Revenue Service or the Georgia Department of Revenue, shall be reimbursed by such director, officer, employee, or shareholder to the

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corporation to the full extent of such disallowance. It shall be the duty of the
Board of Directors to enforce the reimbursement of all such amounts so disallowed. In the event any such director, officer, employee, or shareholder fails or refuses to reimburse such amounts upon demand made by the corporation, the corporation may, without limiting any other remedies it may have, withhold from future payments due and owing to such director, officer, employee, or shareholder, an amount or amounts sufficient to reimburse the corporation to the full extent of such disallowance. All directors, officers, employees, and shareholders receiving any such payment as aforesaid shall, upon demand made by the corporation and as a condition to receiving any such payment, acknowledge and agree in writing that in the event such payment or any portion thereof is disallowed by the Internal Revenue Service or the Georgia Department of Revenue as a deductible expense, the amount of all such payments, to the extent of such disallowance, shall be returned to the corporation.



                                 ARTICLE SEVEN
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                                   AMENDMENT

        These bylaws may be amended at any meeting of the shareholders by the affirmative vote of a majority of the issued and outstanding shares of the corporation, or at any meeting of the directors of the corporation by an affirmative vote of a majority of all directors then holding office, provided, that the shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

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